Exhibit 10.1

AMGEN PROFIT SHARING PLAN FOR

EMPLOYEES IN IRELAND

TRUST DEED & RULES

TRUST DEED

	Title	Page Number
1.	Declaration of Trust	4
2.	Distribution of trust funds	5
3.	Appropriation of Plan Shares	5
4.	Maintenance of records	5
5.	Participating Companies	6
6.	Participating Company Contributions	6
7.	Replacement of Company	7
8.	Trustee liability and indemnity	8
9.	Costs and Expenses	9
10.	Trustees’ powers and discretions	10
11.	Directions to Trustees	12
12.	Independence of the Trustees	13
13.	Retirement, removal and appointment of Trustees	13
14.	The Residual Fund	14
15.	Trustee remuneration for services	15
16.	Trustees who are Participants	16
17.	Trustees who are directors	16
18.	Trustees Interest in the Plan	16
19.	Trustees meetings	17
20.	Dealing with trust monies	19
21.	Amendment of Trust Deed and Rules	19
22.	Termination of trust	20
23.	Disputes	20
24.	Proof of Claims	21
25.	Governing Law	21

THIS TRUST DEED is made the 3rd day of August, 2011

BETWEEN

(1)	Amgen Inc., a corporation organised and existing under the General Corporation Law of the State of Delaware, whose registered office is at 2711 Centerville Road Suite 400, Wilmington, Delaware 19808, County of New Castle, Delaware, (hereinafter called the “Company”) of the one part; and

(2)	Irish Pensions Trust Limited, whose registered office is situated at Oyster Point, Temple Road, Blackrock, County Dublin (hereinafter called “the Trustees” which expression shall include the trustee or trustees for the time being hereof) of the other part.

WHEREAS:

(A)

This Trust Deed is supplemental to a resolution of the Board of the Company passed on the 28th day of July, 2011 whereby the Board determined to establish the Amgen Profit Sharing Plan for Employees in Ireland (hereinafter called “the Plan”) as an employees’ share scheme for approval by the Revenue Commissioners in accordance with Chapter 1 of Part 17 of and Schedule 11 to the Taxes Consolidation Act 1997 (“the Act”).

(B)	In this Trust Deed, unless the context otherwise requires, words and expressions defined in the Rules set out in the First Schedule (hereinafter the “Rules”) shall bear the same meanings and the provisions of the Rules shall be deemed to be incorporated herein.

(C)	The Trustees have agreed to act as the first trustees of the Plan.

NOW THIS TRUST DEED WITNESSETH and it is hereby declared and agreed as follows:-

1.	Declaration of Trust

Subject as hereinafter provided the Trustees hereby covenant with each Participating Company to apply sums received pursuant to Clause 6 (Participating Company Contributions) for the purposes of the Plan in the acquisition of Shares in accordance with the Rules and to hold the same once appropriated under trust for the respective Participants entitled thereto. The Trustees shall hold Plan Shares upon trust for the benefit of the Participants to whom Plan Shares have been appropriated in accordance with this Trust Deed and the Rules, provided always that the Trustees:

1.1	shall have no authority to do anything under this deed, and nothing which may be purported to be done under this deed shall have any effect, if the Plan has not been approved in writing by the Revenue Commissioners as an employees’ share scheme in accordance with Chapter 1 of Part 17 and Schedule 11 of the Act, or if what is purported to be done is in breach of the requirements of Chapter 1 of Part 17 and/or Schedule 11 of the Act;

1.2	shall not dispose of any Plan Shares whether by transfer to a Participant or otherwise before the end of the Period of Retention applicable thereto, except in the circumstances mentioned in Section 511(6)(a), (b) or (c) of the Act;

1.3	shall not dispose of any Plan Shares after the end of the Period of Retention (but before the Release Date) applicable thereto, except pursuant to Rule 5.1, nor in such a way that such a transaction would involve a breach of that Participant’s obligations under Section 511(4)(c) or (d) of the Act; and

1.4	shall deal with any right conferred in respect of Plan Shares to be allotted other Shares, securities or rights of any description only pursuant to a direction given by or on behalf of the Participant or any person in whom the beneficial interest in the Participant’s Shares is for the time being vested.

2.	Distribution of trust funds

Subject to any such direction as is referred to in Section 513(3) of the Act, the Trustees shall pay over to a Participant any money or money’s worth received by them in respect of or by reference to any of his Plan Shares, other than money consisting of a sum referred to in Section 511(4)(c) of the Act or money’s worth consisting of New Shares within the meaning of Section 514 of the Act.

3.	Appropriation of Plan Shares

As soon as practicable after any Plan Shares have been appropriated to a Participant, the Trustees shall give him notice in writing of the appropriation:

3.1	specifying the number and description of those Shares; and

3.2	stating their Initial Market Value and their Appropriation Date.

4.	Maintenance of records

The Trustees shall prepare and keep all such accounts and records as may be required for the purpose and proper operation of the Plan and may, as agreed between the Trustees and the Company, submit accounts to the Company and the Trustee may, if requested by the Company, cause such accounts to be made up and audited by qualified accountants. In particular the Trustees shall:

4.1	maintain such records as may be necessary to enable them to carry out their obligations under Chapter 1 of Part 17 of the Act;

4.2	inform a Participant who becomes liable to income tax under Schedule E in relation to the operation of the Plan of any facts of which they are aware relevant to the determination of that liability; and

4.3	be liable for any liability to tax properly incurred by the Trustees in the course of the operation of the Plan.

5.	Participating Companies

The Company may at any time:

5.1	direct that any Subsidiary, not being a party to the Trust Deed, but otherwise eligible to be a Participating Company, shall, upon entering into a deed supplemental hereto in such form as the Company and the Trustees shall require and such deed having been approved in writing by the Revenue Commissioners, become bound by the provisions hereof; or

5.2	by deed supplemental hereto, to which the Trustees shall be a party, declare that any Participating Company shall cease to be bound by the provisions hereof, provided always that a Subsidiary shall cease to be a Participating Company for the purposes of the Plan as from the date it ceases to be a Subsidiary.

6.	Participating Company Contributions

6.1	Each Participating Company shall pay to the Trustees the amount due from it pursuant to Rule 3 for the purpose of the acquisition of Shares by the Trustees in accordance with the Trust Deed and the Rules, together with any other amount required to cover any costs, charges and expenses reasonably incurred in such acquisition and such other agreed expenses and charges reasonably incurred by the Trustees in the operation of the Plan.

6.2	Each Participating Company shall provide the Trustees with all information in writing which is necessary for the purposes of the Plan and the Trustees shall be entitled to rely on such information in good faith without further enquiry.

6.3	The Trustees shall hold

6.3.1	any unutilised cash balance arising under paragraph 1 hereof, and

6.3.2	any income therefrom,

to be applied in accordance with Clause 14 hereof.

7.	Replacement of Company

7.1	In any of the following events:-

7.1.1	If the Company or any Participating Company shall cease to carry on business and another body corporate, person or firm (whether in contemplation of or after such cessation of business) enters into an agreement with the Trustees to perform the obligations of the Company or any Participating Company under the Trust Deed and the Rules; or

7.1.2	If the business or a part of the business of the Company is acquired by or vested in any other body corporate, person or firm and such other body corporate person or firm enters into an agreement with the Trustees or is bound by virtue of or pursuant to any statutory provision or instrument made thereunder or any order of a Court or otherwise to perform the said obligations; or

7.1.3	If the Company shall be dissolved by virtue of or pursuant to any statutory provision or any order of the Court made thereunder or otherwise and another body corporate, person or firm is bound by virtue of or pursuant to any statutory provision or any order of the Court made thereunder or otherwise to perform the said obligations; or

7.1.4	If the Company shall amalgamate or enter into any arrangement having the effect of amalgamation with any other body corporate, person or firm or if the Company desires to be discharged of its duties as the Company and any other body corporate, person or firm enters into an agreement with the Trustees to perform the said obligations;

then in any such event by deed supplemental hereto in such form as the Company and the Trustees shall require and with the prior written agreement of the Revenue Commissioners, the Company and/ or the Participating Company (if applicable) shall be thereby released from all the said obligations and such other body corporate, person or firm as aforesaid shall be deemed to be substituted for the Company and/ or the Participating Company (if applicable) as the person liable to perform the said obligations and the Trust Deed and the Rules shall henceforth have effect as if such other body corporate, person or firm had been a party to and had executed the Trust Deed in place of the Company and/ or the Participating Company (if applicable) and as if the reference to the Company and/ or the Participating Company (if applicable) in the Trust Deed and in the Rules were references to such other body corporate, person or firm.

8.	Trustee liability and indemnity

8.1	The Trustees shall not be liable to satisfy any monetary obligations under the Plan (including but without prejudice to the generality of the foregoing any monetary obligations to Participants) beyond the sums of money (including income) from time to time in their hands or under their control as Trustees and properly applicable for that purpose.

8.2	No Trustee for the time being of the Plan and no director or employee of any corporate Trustee shall be responsible, chargeable or liable in any manner whatsoever for or in respect of any loss of or any depreciation in or default upon any of the investments, securities, stocks or policies in or upon which any part of the Plan may at any time be in good faith invested or for any delay which may occur in the investment of any monies belonging thereto or for the safety of any securities or documents of title deposited by the Trustees for safe custody or for the exercise in good faith of any discretionary power vested in the Trustees by the Trust Deed (including any act or omission by any committee appointed by the Trustees) or by reason of any other matter or thing, except fraud, wilful default, or deliberate and culpable disregard of the interests of all or of any of the beneficiaries under the Plan and (in the case only of any Trustee who is engaged in the business of providing a trustee service for a fee) negligence, breach of duty, want of skill, care or diligence.

8.3	Each of the Trustees and each director of any corporate Trustee shall be indemnified by the Participating Companies against all liabilities incurred by such Trustee in the execution of the trusts pursuant to this Trust Deed and Rules and in the management and administration of the Plan other than liabilities arising as a consequence of fraud, wilful default or deliberate and culpable disregard of the interests of all or any of the beneficiaries under the Plan and (in the case only of any Trustee who is engaged in the business of providing a trustee service for a fee) negligence, breach of duty, want of skill, care or diligence, and in addition the Trustees shall have the benefit of indemnities conferred upon Trustees generally by law.

9.	Costs and Expenses

9.1	Subject to Clause 14 of the Trust Deed and Rule 7.4 of the Rules, the reasonable agreed costs, charges, expenses and other liabilities of the establishment of the Plan and of the preparation and execution of the Trust Deed and the Rules shall be borne by the Company or, if the Company otherwise determines, by the Participating Companies.

9.2	Subject to Clause 14 of the Trust Deed and Rule 7.4 of the Rules, all reasonable costs, charges, expenses and other liabilities of, and incidental to, the administration, operation and determination of the Plan (including any remuneration of the Trustees and any tax or duty for which the Trustees may be accountable to the Revenue Commissioners arising from or in connection with the Plan, but excluding any disposal costs payable on the sale or transfer of Shares by or on behalf of a Participant) shall be borne by the Participating Companies in proportion to the Plan Shares for the time being appropriated to their respective Participants or otherwise as the Company may determine if and to the extent that the same cannot properly be paid by the Trustees out of funds in their hands available for the purpose.

10.	Trustees’ powers and discretions

The Trustees shall have the following powers and discretions in addition to those conferred upon them by general law and by statute:

10.1	full power and discretion to agree with the Company and/ or any of the Participating Companies all matters relating to the operation and administration of the trusts of this Trust Deed and so that no person claiming any interest under such trusts shall be entitled to question the legality and correctness of any arrangement or agreement made between the Company, any of the Participating Companies and the Trustees in relation to such operation and administration;

10.2	power to arrange for any Participating Company to account to the Revenue Commissioners or other authority concerned for any amounts received by the Trustees pursuant to the Plan and required to be paid to the Revenue Commissioners in respect of income tax or any other payment required by statute;

10.3	power, for the proper administration and management of the Plan, to appoint such secretarial staff as they consider desirable, on such terms as they think fit;

10.4	power to delegate the administration of the Plan to any person (whether being another Trustee or not) or persons or fluctuating body of persons and such delegation may be made upon such terms and conditions including power to sub-delegate and subject to such regulations as the Trustees may think fit and the Trustees shall not be bound to supervise the proceedings of any such delegate or sub-delegate, provided that, notwithstanding any such delegation, the Trustees (and all of them) shall be and remain responsible for the administration of the Plan, the exercise of any of the trusts, powers, discretions and duties imposed on them and for the acts of such persons to whom they may delegate duties in connection with the Plan;

10.5	power in relation to this Trust Deed and Rules to employ and pay for the service of such registrars, solicitors or other professional or business advisers or agents generally as they consider desirable to advise on or transact or concur in transacting any business to be done in connection with the Plan or for the proper administration and management of the Plan or otherwise in connection therewith;

10.6	power to act on the opinion or advice of or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert whether obtained by the Company or by the Trustees or otherwise. Any such opinion, advice or information may be sent or obtained by letter, telegram, telex, facsimile transmission, email, telephone, radiogram or cablegram or other means and the Trustees shall not be liable (except in the case of manifest error) for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall not be authentic; the Trustees may choose whether to act or not to act on any such opinion, advice or information and they shall not, subject to Clause 8 of this Trust Deed, be liable for any loss arising as a result of the decision to act or not to so act;

10.7	power to deposit for safekeeping any part of the trust property and the Plan Shares with any one or more of the Trustees or a custodian or any other persons (including any company or corporation) (whether in Ireland or elsewhere) or any bank or deposit taking institution in Ireland on behalf of the Trustees on such terms as the Trustees determine including the power for any custodian to appoint a sub-custodian and the Trustees may pay any expenses in connection therewith;

10.8	power for any two Trustees (being individuals) or a body corporate acting as a Trustee to give a valid and effectual receipt or discharge for the payment or transfer of any money or other property received by the Trustees; and

10.9	power by resolution:

10.9.1	to authorise the manner in which cheques and other documents shall be signed on their behalf; and

10.9.2	to delegate the signing of such cheques and documents to such persons as they shall think fit.

11.	Directions to Trustees

The Trustees shall comply with any reasonable directions given by the Company pursuant to the Trust Deed and the Rules and shall not be under any liability in respect thereof. In no event may the Company direct the Trustees to distribute any Share or Plan Share to any Participating Company. The Company agrees to indemnify the Trustees in respect of any liability arising to any Participant as a result of the Trustees complying with any directions given by the Company pursuant to this Trust Deed and the Rules.

12.	Independence of the Trustees

The Trustees shall administer the Plan impartially and in accordance with the Trust Deed and the Rules. The Company hereby declares and confirms the independence of the Trustees in the exercise of all their functions and obligations under the Plan and undertakes that it shall not seek to influence them in any manner, save in such manner as is specifically provided for in the Rules or the Trust Deed.

13.	Retirement, removal and appointment of Trustees

13.1	Subject to Clauses 13.3 and 13.4, any Trustee may retire from the trusts hereby constituted at any time by giving to the Company and the remaining Trustees (if any) not less than three months’ written notice and the retiring Trustee shall upon the expiry of such notice cease to be a Trustee and shall not be responsible for any costs occasioned by such retirement and cessation. In the event that any Trustee who wishes to retire is the sole Trustee of the Plan or in the event that upon such resignation taking effect the minimum number of trustees specified in Clause 13.4 would be reduced below the minimum number and that Trustee is not a body corporate, the Company shall appoint a new Trustee on or before the date when such retirement is to take effect.

13.2	Subject to Clause 13.4, the Company shall have power at any time, with the prior written approval of the Revenue Commissioners, to remove any Trustee from office by notice in writing addressed to such Trustee and the Trustee shall take whatever further action (if any) may be necessary to give effect thereto. Notice of removal from office of any Trustee shall be deemed to have been duly given if sent by post in a pre-paid cover to the Trustee’s last known address and shall be deemed to have been received 48 hours after posting.

13.3	The Company may by deed appoint a new Trustee or Trustees in place of any Trustee or Trustees who retire or are removed from office under paragraph 13.1 or 13.2 hereof and may by deed appoint an additional Trustee or Trustees, provided that the Company shall by deed appoint a Trustee or Trustees in place of a sole Trustee who retires or is removed from office under paragraph 13.1 or 13.2 hereof.

13.4	The minimum number of Trustees shall be three unless a body corporate is appointed a Trustee in which case that body corporate may be the sole Trustee or may act jointly with one or more individuals who are appointed as Trustees of the Plan.

13.5	The Trustees (and if more than one, a majority of them) shall be resident in Ireland for the purposes of the Act.

14.	The Residual Fund

The Trustees shall hold and apply the Residual Fund as follows:-

14.1	in paying their reasonable costs, charges and expenses incurred in the operation of the Plan as the Trustees shall determine and agree with the Company and/ or any Participating Companies; and

14.2	subject thereto, if so instructed by the Company, to acquire Shares in accordance with Rule 3 and to hold the same once appropriated in accordance with the provisions of the Plan or in the case of Shares held as part of the Residual Fund, to appropriate them in accordance with Rule 3; and

14.3	subject as aforesaid, any monies at any time which are not immediately required to be applied by the Trustees in a particular manner shall be repaid to the Company and/ or the Participating Companies at the direction of the Company or placed on deposit (either with or without interest as directed by the Company and / or any of the Participating Companies) with any bank or other deposit taking institution in the Republic of Ireland as the Trustees may determine; and

14.4	upon the determination of the Plan and to the extent that the Residual Fund has not been applied as aforesaid, the Trustees shall sell any Shares comprised in the Residual Fund for the best consideration in money reasonably obtainable and shall pay or transfer the proceeds of such sale together with any other monies then comprised in the Residual Fund to any Participating Companies in such proportion as the Trustees reasonably determine.

15.	Trustee remuneration for services

15.1	Any Trustee, being an individual, shall be entitled to receive and retain as remuneration for his services hereunder such sum or sums as may from time to time be agreed with the Company.

15.2	Any Trustee, being a solicitor, accountant, stockbroker or engaged in any other profession or business, shall be entitled to be paid all reasonable professional or proper charges for services rendered, including acts which such Trustee, not being engaged as aforesaid, could have done personally.

15.3	Any Trustee, being a body corporate (whether or not a trust corporation), may charge and be paid such reasonable remuneration or charges as shall from time to time be agreed in writing between the Company and such body corporate and any such body corporate (being a bank) shall be entitled (without being liable to account for any profit or advantage so obtained) to act as banker and perform any services in relation to the Plan on the same terms as would be made with a customer in the ordinary course of its business as a banker.

16.	Trustees who are Participants

Any Trustee, otherwise eligible to be a Participant, may be so and may retain for his absolute benefit all the interest to which he is entitled as a Participant in any Plan Shares acquired or received for him and any other money or money’s worth accruing to him as such and exercise all rights to which he is entitled as a Participant. No decision of or exercise of a power by the Trustees shall be invalidated or questioned on the ground that the Trustees or any individual Trustee or any member of the board of directors of a corporate Trustee had a direct or personal interest as a beneficiary under the Plan in the result of any such decision or in the exercising of any such power.

17.	Trustees who are directors

Any Trustee, who shall be or become a director or holder of any other office or employment in the Company, may retain for his own absolute benefit any fees or remuneration received by him in connection with such office or employment, notwithstanding that his appointment to or retention of such office or employment may be directly or indirectly due to the exercise or non-exercise of any votes in respect of any stock, shares or other securities in the Company held by the Trustees or other persons on their behalf under the trusts of the Plan.

18.	Trustees Interest in the Plan

Subject to all applicable law, including, but not limited to, the Market Abuse (Directive 2003/6/EC) Regulations 2005, no Trustee, nor any holding company of a corporate Trustee, nor any subsidiary of such holding company, nor any director or officer of a body corporate acting as Trustee shall be precluded from underwriting, purchasing, holding, dealing in and disposing of any stock, shares or other securities whatsoever of any Participating Company or any subsidiary or holding company thereof or any subsidiary of any such holding company or from otherwise at any time contracting or entering into any contract, insurance, financial or other transactions with any such company or being interested in any such contract, transaction or accepting and holding the trusteeship of any debenture stock or other securities of any such company and neither shall such Trustee, holding company, subsidiary, director or officer be liable to account for any profit made or benefits obtained by him thereby or in connection therewith. Without prejudice to the generality of the foregoing, a Trustee which is a bank or any other company which provides goods or services, or a subsidiary or associated company of the same who is a professional person or a partner in a firm of such persons shall be entitled to act as such for the trust constituted by the Plan or, as the case may be, to use the subsidiary or associated company or firm, and it and its subsidiary or associated company or, as the case may be, he and his firm, shall be entitled to charge, receive and retain interest, commission, brokerage, fees or remuneration for services rendered in connection therewith without being liable to account for the same.

19.	Trustees meetings

19.1	In the event of the appointment of Trustees other than a body corporate as sole Trustee:-

19.1.1	the Trustees may at any time, but shall at least once in every year, meet together for the despatch of business and may adjourn and otherwise regulate their meetings as they think fit and the Trustees may elect one of their number to be chairman of their meeting, provided that in the event of equality of votes on the election of a chairman he shall be chosen by lot;

19.1.2	all business brought before a meeting of the Trustees shall be decided by a majority of the votes of the Trustees present (for the purpose of this subclause, participation in a meeting shall include participation by way of conference call, video link or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting) and voting thereon and, in the case of equality of votes, the chairman of the meeting shall have a second or casting vote;

19.1.3	a resolution in writing signed by all of the Trustees shall be as effectual as if it had been passed at a meeting of the Trustees and may consist of one or more documents in similar form each signed by one or more of the Trustees;

19.1.4	a resolution in writing shall be valid whether delivered by post, facsimile or electronic mail. In the case of a resolution by way of electronic mail, such resolution shall be treated as if it were a resolution signed by the Trustees notwithstanding that no signature appears on the communication, provided always that each Trustee confirms electronically his/ her assent to such resolution; and

19.1.5	two Trustees (or such other number agreed by the Trustees) present at a meeting of the Trustees of which notice has been given to all Trustees shall form a quorum.

19.2	Each of the powers and discretions hereby or by law vested in the Trustees shall, subject as expressly provided herein, be an absolute discretion or power and, if there shall at any time be more than two Trustees, shall be exercisable by a simple majority in number of the Trustees for the time being and any Trustee who shall dissent from any exercise of any such power or discretion shall nevertheless, but without being responsible for loss, concur in executing or signing any deed or document and in doing any act necessary for giving effect to the exercise of such power or discretion by the majority of the Trustees.

19.3	The Trustees shall cause proper minutes to be kept and entered in a book provided for the purpose of all their resolutions and proceedings and any such minutes shall be signed by the chairman of the next meeting and made available to the Company upon request.

20.	Dealing with trust monies

20.1	The Trustees may, without prejudice to their obligations under Section 516 of the Act, in any particular case or cases, decide not to commence or pursue proceedings for the recovery of any monies due to them from any Participant and, except as otherwise set forth in Clause 8.2 hereof, shall not be responsible for any loss incurred by their so doing.

20.2	Valid and effectual receipts and discharges for any monies or other property payable, transferable, or deliverable to the Trustees or any of them may be given by a Trustee who is a body corporate or by any one Trustee to whom such duty may have been delegated pursuant to paragraph 20.3 hereof or by any person from time to time nominated by the Company and authorised in writing (including electronic forms of writing) for the purpose by all the Trustees.

20.3	The Trustees may from time to time in writing delegate any business and the exercise of any of the duties imposed on them by the Plan to any one or more of their number.

21.	Amendment of Trust Deed and Rules

21.1	The Company with the consent of the Trustees, which consent shall not be unreasonably withheld, may at any time and from time to time by deed supplemental hereto modify, alter, amend or extend the Plan in any respect (such modification, alteration, amendment or extension being referred to in this Clause as an “amendment”), provided that:

21.1.1	no amendment shall alter to the disadvantage of a Participant his rights in respect of any Plan Shares appropriated before the date of such amendment;

21.1.2	no amendment shall be made which could result in the Plan ceasing to be an Approved Scheme;

21.1.3	no amendment shall take effect unless prior written approval of the Revenue Commissioners to the Plan as amended thereby shall have first been obtained in accordance with paragraph 5(2) of Schedule 11 to the Act.

22.	Termination of trust

The Plan and the trusts hereby created shall be determined on the earlier of the following:-

22.1	the date on which the Board and the Trustees resolve to terminate the Plan, which they shall be entitled to do from any date on which there are no Plan Shares or Shares held pursuant to this Trust Deed; or

22.2	the date on which the Revenue Commissioners receive notification from the Trustees that the Company ceases to exist.

Any Shares held by the Trustees which at the date of determination have not been appropriated to Participants shall be sold by the Trustees. The proceeds of sale, and the other assets representing the trust property, after meeting such expenses of the Plan in relation to such sale and associated administration expenses, shall be transferred to the Participating Companies in such proportion as the Trustees shall decide.

23.	Disputes

The decision of the Company in any dispute or question affecting any Participant under this Plan (other than a dispute or question affecting the rights or liabilities of the Trustees) shall be final and conclusive.

24.	Proof of Claims

Any person, other than a Participant, who is entitled or prospectively entitled to any benefit under the Plan shall produce such evidence or information as may be reasonably required by the Trustees and until such evidence or information is produced the Trustees may withhold the payment of such benefit.

25.	Governing Law

This Trust Deed shall be governed by and construed in accordance with the law of Ireland.

IN WITNESS WHEREOF this Trust Deed has been executed by the parties hereto the day and year first herein written :

EXECUTED
and DELIVERED as a DEED by
Amgen Inc.

/s/ Brian M. McNamee
Authorised Signatory
Name:	Brian M. McNamee
Title:	Senior Vice President, Human Resources

EXECUTED under the seal of
IRISH PENSIONS TRUST LIMITED in accordance with its Articles of Association and
DELIVERED as a DEED on its behalf by the following persons

/s/ Brian Duncan, Director

/s/ Patrick Foley, Director

RULES

	Title	Page Number
1.	Definitions	24
2.	Conditions of participation	28
3.	Allocation of funds, acquisition and appropriation of Shares	31
4.	Limitations	34
5.	Conditions of retention and disposal	34
6.	Issue or reorganisation	35
7.	Payments and transfers to Participants	37
8.	Repurchase by Trustees	38
9.	Payment of dividends	39
10.	Voting rights	39
11.	Rights of employees	40
12.	Duty to account for tax	41
13.	Personal Data	41
14.	Errors and Omissions	42
15.	Notices and Electronic Communication	42
16.	Miscellaneous	44

First Schedule

RULES OF THE

AMGEN PROFIT SHARING PLAN FOR EMPLOYEES IN

IRELAND

1.	Definitions

In these Rules and in the Trust Deed:

1.1	The following words and expressions shall have the following meanings:

“Act” the Taxes Consolidation Act, 1997 (as amended).

“Appropriate Percentage” the percentage of the Locked-in Value of a Participant’s Shares chargeable to income tax under Schedule E computed in accordance with section 511(3) of the Act.

“Appropriation Date” in respect of any Plan Share not being a New Share, the date on which it is appropriated to an Eligible Employee pursuant to Rule 3.2, and in respect of any New Share the date on which it is deemed to have been appropriated pursuant to Rule 6.5.

“Approved Scheme” a scheme approved by the Revenue Commissioners for the purposes of Chapter 1 of Part 17 of the Act and Schedule 11 thereof.

“Auditors” the Auditors for the time being of the Company.

“Basic Salary” the remuneration of an Eligible Employee for a Year of Assessment, including paid holidays, sick leave and shift differentials, but excluding overtime, bonuses, commission and any other fluctuating emoluments.

“Board” the board of directors of the Company or a duly constituted committee thereof or any duly authorised officer of the Company.

“Capital Receipt” the meaning given to that expression by section 513 of the Act.

“Company” Amgen Inc.

“Eligible Employee” at any Invitation Date any person who:

(i)	(a)	is an employee of a Participating Company, including a full-time director; and

	(b)	is chargeable to tax under Schedule E in respect of that employment; and

	(c)	is an employee of a Participating Company at the Appropriation Date; and

	(d)	in respect of the 2011 appropriation was an employee of a Participating Company on 16 May 2011 and with effect from 1 January 2012, is also an employee of a Participating Company on 31 December in the preceding Year of Assessment; or

(ii)	is any other employee of a Participating Company, including a full-time director, who has a contract of employment and has been nominated by the Company or a Participating Company for participation in the Plan;

provided that such person is not ineligible to become a Participant by virtue of the provisions of Part 4 of Schedule 11 of the Act.

“Entitlement” the amount of each Eligible Employee’s entitlement as may be determined in accordance with the Rule 3 and subject always to Rules 2.2 and 2.3 or on such other basis as may, from time to time, be agreed in writing with the Revenue Commissioners.

“Initial Market Value” the market value of a Share (calculated in accordance with section 548 of the Act) on the date on which the Shares are appropriated, or on such earlier date(s) as has been agreed in writing with the Revenue Commissioners pursuant to section 510(2)(b) of the Act.

“Invitation Date” the date or dates in any year determined by the Company as the date or dates on which Eligible Employees are offered participation in the Plan pursuant to Rule 2.

“Locked-in Value” the meaning given to that expression by section 512(1) of the Act.

“New Shares” the meaning given to that expression by section 514(1) of the Act.

“Participant” any person on whose behalf the Trustees hold a Plan Share, including, where the context requires, any person in whom an interest in Plan Shares or an entitlement thereto becomes vested.

“Participating Company” any company being the Company or a Subsidiary which is for the time being bound by the provisions of the Trust Deed other than in its capacity as Trustee hereof.

“Personal Data” the meaning given to that term by the Data Protection Acts 1998 and 2003.

“Plan” the Amgen Profit Sharing Plan for Employees in Ireland.

“Plan Shares” any Share or other security in the Company which has been appropriated or has been deemed to have been appropriated under the Plan and is for the time being held by the Trustees on behalf of a Participant.

“Period of Retention” the meaning given to that expression by section 511(1)(a) of the Act.

“Release Date” the meaning given to that expression by section 511(2) of the Act.

“Residual Fund” means all monies or Shares directed to be held as part of the Residual Fund or for which no specific provision is made (other than under Clause 14 of the Trust Deed) and the income (if any) arising therefrom all of which shall be held in accordance with Clause 14.

“Rules” these rules with, and subject to, any modifications, alterations, amendments or extensions hereto for the time being in force.

“Shares” fully paid shares of common stock of the Company, par value $0.0001 per share, which comply with the provisions of Part 3 of Schedule 11 of the Act and, where the context requires, shall refer to a single share.

“Subsidiary” any subsidiary of the Company which is controlled by the Company, control being construed in accordance with section 432 of the Act.

“Trust Deed” the trust deed constituting the Plan with any modifications and variations thereto for the time being in force.

“Trustees” the trustee or trustees for the time being of the Plan.

“Working Day” a day (other than a Saturday or a Sunday) on which banks are open for business in Ireland;

“Year of Assessment” the meaning given to that expression by section 2(1) of the Act.

1.2	Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.3	Any reference to any statute (or a particular part, chapter or section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force and any regulations made thereunder.

1.4	For the purposes of this Trust Deed and the Rules, any directions, instructions, notices or other communications required to be given by (a) the Board, (b) any committee of the Board and/ or (c) where the context so requires, the Company may be given by (i) any officer of the Company duly authorised in that behalf by the Board or a committee of the Board (a “duly authorised officer”) or (ii) any person who is delegated with authority to give directions, instructions, notices or other communications required under this Trust Deed and / or Rules by a duly authorised officer of the Company.

2.	Conditions of participation

2.1	Subject to Rules 2.2 and 2.3, on each Invitation Date in which the Company in its absolute discretion may decide that the Plan shall operate, the Company and/ or the Participating Companies shall identify all Eligible Employees and shall communicate in writing with each person:

2.1.1	advising him of his Entitlement and asking whether he wishes to be a Participant in respect of each related invitation; and

2.1.2	where the Entitlement is being offered in accordance with Regulation 8(1)(h) of the Prospectus (Directive 2003/71/EC) Regulations (or any amendments thereof), advising each person that the aggregate amount of all Entitlements together with the aggregate amount that may be paid into the Plan by way of salary forgone in respect of such Entitlements, together with the total consideration for all previous offers of Shares made by the Company within the previous 12 months, shall be less than €2,500,000 (or such other amounts as may be permitted under the aforesaid Prospectus Regulations or any amendments thereof) and any offer made pursuant to such Regulation 8(1)(h) shall contain the statements required by section 49 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005.

2.2	No invitation to participate in the Plan shall be made, except as permitted by Regulation 8, 9, 10 or 12 of the Prospectus (Directive 2003/71/EC) Regulations (or any amendments thereof).

2.3	Notwithstanding anything herein to the contrary, the Company or any Participating Company may not take any actions hereunder, and no Shares shall be purchased, appropriated or issued that would violate the Securities Act of 1933, as amended (the “U.S. Act”), the Securities Exchange Act of 1934, as amended, or any other securities, tax, stock exchange or other applicable laws or regulations. Notwithstanding anything to the contrary contained herein, the Shares issuable by the Company shall not be appropriated or issued unless such Shares are then registered under the U.S. Act, or, if such shares are not then so registered, the Company has determined that such appropriation or issuance would be exempt from the registration requirements of the U.S. Act; provided, however, that the Company shall in no way be obliged to register under the U.S. Act either the Plan or any Shares appropriated or issued pursuant to the Plan. The Participating Companies shall have no obligation to maintain the Plan if the Company is unable to obtain from any such regulatory commission or agency the authority that the Company deems necessary for the lawful purchase, appropriation and issuance of the Shares under the Plan and both Company and the Participating Companies shall be relieved from any liability for failure to maintain the Plan and the purchases and appropriations of Shares thereunder.

2.4	Those Eligible Employees who wish to participate in the Plan shall within a period of ten Working Days after receipt of the notification referred to above, or such other period as the Participating Company shall allow, return to the Participating Company a form of acceptance and a contract of participation duly signed agreeing the terms and conditions set out therein.

2.5	The contract shall be addressed to the Company and the Trustees and shall be signed by the Eligible Employee and returned to the Participating Company. An Eligible Employee shall not be entitled to an appropriation of Plan Shares unless he has completed a contract which is binding in respect of any subsequent appropriation to him of Plan Shares.

2.6	A signed contract shall bind the Eligible Employee in contract with the Company and the Trustees:

(i)	to permit his Plan Shares to remain in the hands of the Trustees throughout the Period of Retention;

(ii)	not to assign, charge or otherwise dispose of the beneficial interest in his Plan Shares during that period;

(iii)	if he directs the Trustees to transfer the ownership of his Plan Shares to him at any time before the Release Date, to pay to the Trustees before the transfer takes place a sum equal to income tax at the standard rate on the Appropriate Percentage of the Locked-in Value of the Plan Shares at the time of direction;

(iv)	not to direct the Trustees to dispose of his Shares at any time before the Release Date in any other way, except by sale for the best consideration in money that can reasonably be obtained at the time of sale; and

(v)	to such other matters, as the Company may from time to time require to comply with its securities laws obligations (including but not limited to obligations under the Prospective (Directive 2003/71/EC) Regulations (or any amendments thereof)).

3.	Allocation of funds, acquisition and appropriation of Shares

3.1	Each Participating Company shall on or before each Appropriation Date pay to the Trustees the aggregate of the amounts due as advised by the Participating Company to the Trustees following the completion and return of contracts in accordance with Rule 2 by such Eligible Employees employed by it.

3.2	As soon as reasonably practicable after the receipt from the Participating Companies of the amounts referred to in Rule 3.1 above, the Trustees will apply the aggregate of such amounts in the acquisition of Shares on the open market for appropriation to such Eligible Employees. The Shares so acquired for appropriation shall be appropriated, as soon as reasonably practical after the Shares have been acquired, to each such Eligible Employee on the basis that the aggregate Initial Market Value of the Shares appropriated to him is as nearly as possible equal to, but not more than, the portion of his Entitlement that has been paid to the Trustees taking into consideration any exchange rate fluctuations; provided, always, that where the Entitlement is being offered in accordance with Regulation 8(1)(h) of the Prospectus (Directive 2003/71/EC) Regulations (or any amendments thereof), the aggregate amount of all Entitlements of all Eligible Employees together with the aggregate amount to be paid to the Trustees in respect of salary foregone pursuant to Rule 3.3(B) shall be scaled back on similar terms where necessary to ensure that the limit referred to in Rule 2.1.2 is not exceeded. The aggregate Initial Market Value of Shares that may be appropriated to any one Participant in any one Year of Assessment shall not exceed the amount, for the time being, specified in paragraph 3(4) of Part 2 of Schedule 11 of the Act.

3.3	The Entitlement of each Eligible Employee under the Plan shall be such amount as the Company shall determine expressed as:

(A)	(i)	a proportion of Basic Salary; and / or

	(ii)	a proportion of Basic Salary for each period of service; and / or

	(iii)	a fixed amount determined by the Company; and / or

	(iv)	a fixed amount determined by the Company and / or for each period of service; and / or

	(v)	an amount as agreed in writing with the Revenue Commissioners;

provided that in any Year of Assessment the basis of calculation of Entitlement of each Eligible Employee shall respect the principle of “similar terms”.

(In the context of this Rule “period of service” shall mean a complete year, or such other complete period as may from time to time be specified, of continuous service as an employee of a Participating Company or such other group company as agreed between a Participating Company and the Trustees.)

(B)

In any Year of Assessment in which there is an Entitlement under (A) above and that Entitlement or any part thereof is taken in Shares, the Company may in their absolute discretion offer Participants the opportunity to forego salary (subject always to Rules 2.2 and 2.3) up to the amount of his Entitlement under (A) above taken in Shares, provided that the amount forgone does not exceed 7 1/2% of Basic Salary and provided, further, that the aggregate of the Initial Market Values of the Shares acquired under (A) and (B) does not exceed the amount, for the time being, specified in paragraph 3(4) of Part 2 of Schedule 11 of the Act.

3.4	Where the Trustees are unable to purchase sufficient Shares to satisfy in full appropriations pursuant to Rule 3.2 or where the limit specified in Rule 2.1.2 would be exceeded, the Trustees shall reduce the appropriation pro-rata and refund the Company and / or Participating Companies accordingly.

3.5	The Trustees shall be entitled to adjust any such number of Shares to be acquired by them to a whole number of Shares as they shall think fit and in the event that a portion of the Shares acquired by the Trustees carries any right not attaching to all such Shares the Trustees shall appropriate those Shares among Eligible Employees as nearly as possible in the same proportions as provided in Rule 3.2 above.

3.6	As soon as practicable after any Plan Shares have been appropriated by the Trustees to a Participant in accordance with the Rules, the Trustees shall give the Participant notice in writing of the appropriation specifying the number and description of Plan Shares appropriated, their Initial Market Value and the date on which such Plan Shares were appropriated.

3.7	The Trustees shall retain as surplus Shares or sell any Shares which they do not appropriate on an Appropriation Date under this Rule within eighteen months of the date of acquisition for the best consideration in money reasonably obtainable at the time and retain such surplus Shares or the net proceeds of sale in accordance with Clause 14 of the Trust Deed.

3.8	If at any time following the date on which the Trustees are entered on the Company’s list of registered stockholders if any, Shares have not for the time being been appropriated to any Participant and the Trustees shall in respect of such Shares:-

3.8.1	receive any dividends or other distributions; or

3.8.2	become entitled to any other rights to be allotted securities in the Company (other than an issue to capitalisation shares of the same class as Shares then held by the Trustees pending an appropriation which capitalisation shares shall be retained by the Trustees and shall form part of the Shares to be appropriated);

then the Trustees shall, in the case of Rule 3.8.2 above and of any distribution not consisting of cash, use their best endeavours to sell the rights or distributions concerned for the best consideration in money reasonably obtainable at the time and in the case of Rule 3.8.1 and Rule 3.8.2. shall retain the monies concerned in the Residual Fund.

4.	Limitations

Subject always to Rules 2.2 and 2.3, the maximum value of Shares that may be appropriated to any one Participant in any Year of Assessment shall not exceed the amount specified from time to time in paragraph 3(4) of Schedule 11 of the Act.

5.	Conditions of retention and disposal

5.1	Subject as hereinafter provided in this Rules, Plan Shares shall be held by the Trustees until the date on which the Participant concerned directs the Trustees:

5.1.1	to sell Plan Shares; or

5.1.2	to transfer the legal ownership of Plan Shares to himself;

provided that, as soon as it may be practical following the Release Date applicable thereto, the Trustees may transfer the legal ownership of the Plan Shares to the Participant or may sell the Plan Shares and forward the proceeds to the Participant.

5.2	A Participant shall not be entitled to give any direction under Rule 5.1 above or to assign or charge or otherwise dispose of his beneficial interest in any Plan Shares before the end of the Period of Retention applicable to such Plan Shares, except in the circumstances mentioned in section 511(6)(a), (b) or (c) of the Act.

5.3	Subject to Rule 5.2 above, the Trustees shall disregard any direction given in respect of the disposal or transfer of a Participant’s Plan Shares before the end of the Period of Retention and shall not be required or bound to act in accordance therewith, if, to their knowledge, such Participant is or would, following implementation of such direction, be in breach of his obligations in respect of such Plan Shares under Rule 5.2 above.

6.	Issue or reorganisation

6.1	A Participant shall not be prevented by Rule 5 above from:

6.1.1	directing the Trustees to accept an offer for any of his Shares (hereinafter referred to as “the Original Shares”) if the acceptance or agreement will result in a new holding, within the meaning of section 584 of the Act, (as permitted by Section 511(6) of the Act), being equated with the Original Shares for the purposes of capital gains tax; or

6.1.2	directing the Trustees to agree to a transaction affecting his Shares or such of them as are of a particular class if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

(i)	all the common stock of the Company or, as the case may be, all the Shares of the class in question; or

(ii)	all the Shares, or Shares of the class in question, held by a class of shareholders identified otherwise than by reference to their employment or their participation in an Approved Scheme; or

6.1.3	directing the Trustees to accept an offer of cash, with or without other assets, for his Shares if the offer forms part of a general offer made to holders of shares of the same class as his or of shares in the Company and which is made in the first instance on a condition such that if it is satisfied the person making the offer will have control of the Company within the meaning of section 11 of the Act; or

6.1.4	agreeing after the Period of Retention to sell the beneficial interest in his Shares to the Trustees for the same consideration as, in accordance with Rule 2.6 (iv) above, would be required to be obtained for the Shares themselves.

6.2	In the event of an offer being made or a transaction being proposed in any of the circumstances described in Rule 6.1.1, 6.1.2 or 6.1.3, the Trustees shall forthwith notify each Participant thereof and shall act in accordance with the instructions of the Participant in dealing with his Plan Shares and, in the absence of any such instructions, no action shall be taken.

6.3	In the event of the Company proposing to make a rights issue in respect of any class of its share capital which includes Shares held on behalf of Participants, the Trustees shall immediately on receipt of the offer from the Company, notify each Participant of the following options if confirmed in the offer in respect of the Shares held by the Trustees on his behalf:

6.3.1	to instruct the Trustees to exercise the rights in respect of all or any of his Plan Shares, provided that such instruction is accompanied by payment in cash of the amount necessary to exercise such rights; or

6.3.2	to instruct the Trustees to exercise the rights in respect of some only of his Plan Shares and to dispose of the rights nil paid in respect of the remainder and either:

(i)	to pay to the Trustees any amount in excess of the disposal proceeds necessary to exercise such rights; or

(ii)	to instruct the Trustees to pay to him any amount of the disposal proceeds in excess of the amount necessary to exercise such rights; or

6.3.3	to instruct the Trustees to dispose of the rights nil paid in respect of all or any of his Plan Shares and pay the proceeds to him.

6.4	The Participant shall instruct the Trustees accordingly within any period of time specified by the Trustees and shall, if appropriate, pay to the Trustees in cash any amounts necessary to carry out such instructions. The Trustees shall, subject to receipt of the cash as aforesaid, carry out the instructions of the Participants within the time allowed by the Company for the exercise of the rights. If a Participant shall fail to give any direction to, and shall not otherwise have authorised, the Trustees, no action shall be taken in respect of the rights associated with the Shares held on behalf of that particular Participant.

6.5	Any New Shares allocated to the Trustees pursuant to Rule 6.2 and Rule 6.3 or on a capitalisation issue shall be deemed to have been appropriated to a Participant on the Appropriation Date of the Shares in respect of which they were allocated.

7.	Payments and transfers to Participants

7.1	If any amount falls to be paid to a Participant prior to the Release Date in respect of his Plan Shares being:

7.1.1	the proceeds of a sale of Plan Shares pursuant to a direction given by the Participant under Rule 5.1.1; or

7.1.2	a Capital Receipt;

the Trustees shall pay such amount to the Participant.

7.2	If a Participant directs the Trustees to transfer the ownership of any Plan Shares to himself pursuant to Rule 5.1.2 before their Release Date, he shall pay to the Trustees, before the transfer takes place, a sum equal to income tax at the standard rate on the Appropriate Percentage of the Locked-in Value of the Plan Shares at the time of the direction.

7.3	If, following a company reconstruction as defined in section 514 of the Act, the Trustees are allotted any shares or other securities which are not New Shares, they shall forthwith transfer the same to the Participant.

7.4	Any stamp duty involved in any transfer of Plan Shares or other shares or securities by the Trustees into the name of the Participant concerned shall be payable by the Participant concerned.

8.	Repurchase by Trustees

8.1	At the time a Participant directs the Trustees to dispose of any Plan Shares, the Trustees may offer to purchase the beneficial interest in such Plan Shares from the Participant at the best consideration in money that can reasonably be obtained at the time of the sale.

8.2	If, at the time of the proposed purchase of Plan Shares under Rule 8.1, the Trustees do not have sufficient funds to purchase such Plan Shares, they may apply to a Participating Company for such funds. If any funds are so provided by a Participating Company, they shall reduce the liability of that Participating Company in respect of the payment to be made pursuant to Rule 3 in respect of the next Appropriation Date.

8.3	The Trustees shall hold any Shares purchased pursuant to Rule 8.1 above under trust for appropriation to Eligible Employees employed by the Participating Company that provided the funds used in the purchase of such Shares subject to Rule 3.7.

9.	Payment of dividends

Subject to the provisions of Clause 4.3 of the Trust Deed:

9.1	Any dividends paid by the Company to the Trustees in respect of Plan Shares (less any tax withheld) shall be forwarded by the Trustees to the Participants on whose behalf the Trustees hold such Plan Shares, together with particulars of the related tax credit or tax withheld, before the end of the tax year in which such dividends were paid; and

9.2	Any dividends received by the Trustees during the period from the date of their acquisition of Shares to the Appropriation Date shall be dealt with by the Trustees in accordance with Clause 14 of the Trust Deed.

10.	Voting rights

Participants have no right to attend or vote at a general meeting of the Company. Notwithstanding the foregoing, the Trustees shall notify the Participants of any resolutions or notices of meetings and seek directions from Participants in respect thereof. The Trustees shall exercise any voting rights in respect of Participants’ Shares in proportion to the Plan Shares held by a Participant and in accordance with any direction given by that Participant in writing at least three Working Days (or such other period as the Trustees may from time to time determine) before the date on which those voting rights are exercisable. With respect to Plan Shares for which the Trustees has received no direction from a Participant, the Trustees shall abstain from voting in respect of that Participant’s Plan Shares. The Trustees shall not be obliged to demand or join in demanding a poll. The Company shall establish a procedure reasonably acceptable to the Trustees for the timely dissemination to each Participant entitled to direct the Trustees as to voting of Plan Shares all proxy and other materials bearing on the decision. The Trustees shall arrange in conjunction with the Company to furnish Participants copies of literature provided by the Company to holders of Shares.

11.	Rights of employees

Notwithstanding any other provision of the Plan:

11.1	an Eligible Employee has no right or entitlement to participate in the Plan, whether subject to any conditions or at all;

11.2	participation in the Plan by a Participant is a matter entirely separate from any pension right or entitlement he may have and from his terms and conditions of employment and participation in this Plan (including any benefit to an Eligible Employee of participation in the Plan) shall in no respect whatever form part of his remuneration or count as his remuneration for any purpose, shall not be pensionable and shall in no respect whatever affect in any way a Participant’s pension rights and entitlements or terms or conditions of employment; and

11.3	the rights or opportunity granted to a Participant under the Plan shall not give the Participant any rights or additional rights and, in particular (but without limiting the generality of the foregoing), no Participant who leaves the employment of a Participating Company shall be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for unfair dismissal, wrongful dismissal, breach of contract or by way of compensation for loss of office or otherwise howsoever.

By participating in the Plan, a Participant is deemed to have agreed to the provisions of the Trust Deed and these Rules.

12.	Duty to account for tax

12.1	When the Trustees receive from a Participant who has directed them to transfer the ownership of his Plan Shares to him at any time before the Release Date, the sum calculated in accordance with Rule 7.2 above, that sum shall be accounted for to the Revenue Commissioners in accordance with section 516 of the Act.

12.2	The Trustees shall keep records of all sums received from Participants under Rule 12.1.

12.3	The Trustees shall inform each Participant in writing of any facts known to them which are relevant to determining the liability (if any) of that Participant to Irish income tax under Schedule E.

12.4	The Trustees shall make such returns of information to the Revenue Commissioners as the Revenue Commissioners may require from time to time.

13.	Personal Data

It shall be a term and condition of participation in the Plan that a Participant agrees and consents to:

13.1	the collection, use and processing of his Personal Data by the Company or any of its Subsidiaries or any trustee and the transfer of his Personal Data to any third party administrator of the Plan and any broker through whom Plan Shares are to be sold on behalf of a Participant;

13.2	the Company or any of its Subsidiaries and any trustee or third party administrator of the Plan, transferring the Participant’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the acquisition of Plan Shares;

13.3	the use of Personal Data by any such person for any such purposes; and

13.4	the transfer of Personal Data to, and retention of Personal Data by, third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

14.	Errors and Omissions

If, as a result of an error or omission, any Shares to which a Participant is entitled pursuant to these Rules are not appropriated to him in accordance with Rule 3.2, the Trustees shall (but without being obliged to do so), subject to the limitations of Clause 8 of the Trust Deed, do all such acts and things as may be agreed in writing with the Company and the Revenue Commissioners to rectify the error or omission, including, but not limited to, enabling the Trustees to appropriate to the Participant the Shares necessary to put him in a position he would have been in but for such want of appropriation, provided always that such Eligible Employee shall be treated within the terms of the Plan as if he had received an appropriation of Shares on the Appropriation Date and, subject to the limitations of Clause 8 of the Trust Deed, the Trustees shall not be obliged to incur any liability (whether actual or contingent) without being funded or indemnified to their satisfaction.

15.	Notices and Electronic Communication

15.1	All notices to be given to a Participant under the Plan shall be in writing and shall either be delivered to the Participant at his place of work or be sent by post to the address shown on the records of the Trustees.

15.2	Any notice or document delivered or displayed in the manner described in Rule 15.1 shall be deemed for all purposes to have been sufficiently served on the Participant and all persons claiming through or under such Participant and, accordingly, service in the manner aforesaid shall operate to exonerate the Trustees from all or any liability for the non-receipt by a Participant or other person as aforesaid of any such notice or document.

15.3	Any notice or document sent by post as aforesaid shall be deemed to have been received on the expiry of 72 hours from the time at which it was posted.

15.4	To be valid, any direction to the Trustees in respect of a Participant’s Plan Shares must be given in writing by or on behalf of such Participant and shall be effective only when it is received by the Trustees.

15.5	Subject to Rule 5.3, a direction once duly given and received as mentioned in Rule 15.4 and shall be carried out by the Trustees as soon as practicable in accordance with its terms, unless, prior to their acting in respect thereof, the Trustees receive written notice from the Participant revoking the direction. Unless received by the Trustees, the Trustees shall incur no liability to a Participant if they act or fail to act upon a direction or revocation which purports to have been duly given as aforesaid.

15.6	Subject to the requirements of the Electronic Commerce Act, 2000 (and in particular the consent requirement in Section 12 (2)(c) of such Act), the Trustees and the Company shall have the power to:-

15.6.1	enter into contracts with Eligible Employees and/or Participants; and/or

15.6.2	send and/or receive notices or instruction to/from Eligible Employees and/or Participants;

in such electronic form as they may specify from time to time. The Trustees and the Company shall have the power to agree with Eligible Employees and/or Participants that the Trustees and the Company may act on such electronic communications as they may receive from time to time, unless such electronic communications are revoked in the manner specified by the Trustees.

16.	Miscellaneous

Subject to Clause 23 of the Trust Deed, if any matter arises on, or in connection with, this Plan or its operation for which specific provision is not made in the Rules, such matter shall be resolved, dealt with or provided for in such manner as the Company and the Trustees shall in their absolute discretion consider appropriate, having taken into account the respective interests of the Company and of the Participants and the requirements of the Revenue Commissioners.

Dated the 3rd day of August, 2011

AMGEN INC.

one part

IRISH PENSIONS TRUST LIMITED

other part

TRUST DEED AND RULES

AMGEN PROFIT SHARING PLAN FOR EMPLOYEES IN IRELAND